ALLIANCE SELECT INVESTOR SERIES, INC.	Exhibit 77Q1(a)
811-09176



Articles Supplementary: Incorporated by reference to Exhibit (a)
(3) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 29, 2000 and incorporated by reference to Exhibit (a)(4) to Post Effective Amendment No.9 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 7, 2000.



ALLIANCE SELECT INVESTOR SERIES, INC.	Exhibit 77Q1(e)
811-09176



Investment Advisory Agreement: Incorporated by reference to Exhibit (d) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 29, 2000 and incorporated by reference to Exhibit (d) to Post-Effective Amendment No. 9 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 7, 2000.